   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER   , 2002
                                              REGISTRATION NO. 333-
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ABINGTON BANCORP, INC.
             (Exact name of registrant as specified in its charter)


MASSACHUSETTS                                                        04-3334127
(State or other jurisdiction               (I.R.S. employer identification no.)
of incorporation or organization)

97 LIBBEY PARKWAY, WEYMOUTH, MASSACHUSETTS                                02189
(Address of principal executive offices)                             (Zip code)

        PURSUANT TO AN AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER BETWEEN THE REGISTRANT AND MASSACHUSETTS FINCORP INC. ("FINCORP"), DATED AS OF APRIL 10, 2002, OUTSTANDING OPTIONS TO PURCHASE COMMON STOCK OF FINCORP UNDER THE FINCORP 1999 STOCK-BASED INCENTIVE PLAN
  HAVE BEEN CONVERTED INTO OPTIONS TO PURCHASE COMMON STOCK OF THE REGISTRANT
                            (Full title of the plan)


                               JAMES P. MCDONOUGH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             ABINGTON BANCORP, INC.
                                97 LIBBEY PARKWAY
                          WEYMOUTH, MASSACHUSETTS 02189
                     (Name and address of agent for service)

                                 (781) 682-6400
          (Telephone number, including area code, of agent for service)

                                 WITH COPIES TO:
                              DEBORAH DROSNIN, ESQ.
                                 FOLEY HOAG LLP
                              155 SEAPORT BOULEVARD
                           BOSTON, MASSACHUSETTS 02210
                                 (617) 832-1000

                         CALCULATION OF REGISTRATION FEE


================================ ======================= ===================== ====================== ==============
   TITLE OF SECURITIES TO BE             AMOUNT            PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
          REGISTERED                     TO BE            OFFERING PRICE PER     AGGREGATE OFFERING   REGISTRATION
                                     REGISTERED (1)             SHARE                  PRICE               FEE
-------------------------------- ----------------------- --------------------- ---------------------- --------------
         common stock,
   par value $.10 per share           80,145 shares (2)       $ 7.40 (3)             $593,073             $54.56
================================ ======================= ===================== ====================== ==============


(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares of common stock, par value $.10 per share ("Common Stock"), of the Registrant, registered hereby as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) Represents the number of shares of Common Stock of the Registrant reserved for issuance as a result of the conversion of options to purchase common stock of Massachusetts Fincorp, Inc. ("Fincorp") into options to purchase Common Stock of the Registrant pursuant to an Amended and Restated Agreement and Plan of Merger dated as of April 10, 2002.

(3) Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933 based on the weighted average exercise price for the options, as converted, to purchase shares of Common Stock.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are hereby incorporated by reference in this Registration Statement.

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

         (b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the Form 10-K referred to in clause (a) above.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-4 (File No. 333-89572), declared effective on July 26, 2002.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 6 of the By-Laws of the Registrant provides that Directors and officers of the Registrant shall be indemnified by the Registrant against all expenses incurred in connection with any proceedings as a result of serving or having served as an officer or employee of the Registrant, as a director, officer, or employee of any of its wholly-owned subsidiaries, or serving or having served in any capacity with respect to any other corporation, organization, partnership, joint venture, trust, employee benefit plan or other entity at the request or direction of the Registrant. The By-laws of the Registrant provide that such indemnification shall not be provided if it is determined that the action giving rise to the liability was not taken in good faith in the reasonable belief that the action was in the best interests of the Registrant. The Registrant also has a policy of Directors' and officers' liability insurance to indemnify its Directors and officers against certain liabilities incurred in their capacities as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

4.1 Specimen Common Stock Certificate (incorporated by reference to the Registrant's Form 8-A filed with the Commission on December 31, 1996).

5.1      Opinion of Foley Hoag LLP

23.1 Pursuant to Rule 437a of the Securities Act of 1933, the consent of Arthur Andersen LLP is not included because the Registrant is unable to obtain such consent.

23.2     Consent of Foley Hoag LLP (included on Exhibit 5.1)

24.1     Power of Attorney (contained on the signature page)


ITEM 9.  UNDERTAKINGS.

         1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         2.  The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs 2(a)(i) and 2(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Weymouth, Massachusetts, on September 26, 2002.

                                     ABINGTON BANCORP, INC.


                                     By: /s/ JAMES P. MCDONOUGH
                                         --------------------------------
                                         James P. McDonough
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints James P. McDonough and Robert M. Lallo and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for either or both of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                   TITLE                                       DATE
---------                                   -----                                       ----
/s/ JAMES P. MCDONOUGH                      President, Chief                            September 26,  2002
---------------------------------           Executive Officer and Director
James P. McDonough


/s/ ROBERT M. LALLO                         Treasurer                                   September 26,  2002
---------------------------------           (Principal Financial Officer)
Robert M. Lallo


/s/ BRUCE G. ATWOOD                         Director                                    September 26,  2002
---------------------------------
Bruce G. Atwood


/s/ WILLIAM F. BORHEK                       Director                                    September 26,  2002
---------------------------------
William F. Borhek


                                      -5-


                                            Director
---------------------------------
Ann Carter


/s/ RALPH B. CARVER, JR.                    Director                                    September 26,  2002
---------------------------------
Ralph B. Carver, Jr.


/s/ JOEL S. GELLER                          Director                                    September 26,  2002
---------------------------------
Joel S. Geller


                                            Director
---------------------------------
Paul C. Green


/s/ RODNEY D. HENRIKSON                     Director                                    September 26,  2002
---------------------------------
Rodney D. Henrikson


/s/ A. STANLEY LITTLEFIELD                  Director                                    September 26,  2002
---------------------------------
A. Stanley Littlefield


/s/ JOHN P. O'HEARN, JR.                    Director                                    September 26,  2002
---------------------------------
John P. O'Hearn, Jr.


/s/ GORDON N. SANDERSON                     Director                                    September 26,  2002
---------------------------------
Gordon N. Sanderson


                                            Director
---------------------------------
Laura J. Sen


/s/ WAYNE P. SMITH                          Director                                    September 26,  2002
---------------------------------
Wayne P. Smith


/s/ JEFFREY STONE                           Director                                    September 26,  2002
---------------------------------
Jeffrey Stone



                                      -6-